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                                                                Exhibit (k)(4)


                               WBK STRYPES TRUST

                      AUSTRALIAN MUTUAL PROVIDENT SOCIETY

                        NATIONAL AUSTRALIA BANK LIMITED

                      NATIONAL AUSTRALIA TRUSTEES LIMITED


                               ESCROW AGREEMENT


                                MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                                SYDNEY NSW 2000

                                 DX 117 Sydney
                           Telephone (02) 9210 4444
                           Facsimile (02) 9235 2711

                                 GMC 10642104
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                                                                Exhibit (k)(4)

                               ESCROW AGREEMENT


AGREEMENT dated                                                           1997


BETWEEN WBK STRYPES TRUST, a business trust organised pursuant to the Business Trust Act of the state of Delaware in the United States of America ('STRYPES Trust')


AND         NATIONAL AUSTRALIA BANK LIMITED ACN 004 044 937 ('Escrow
            Agent')

AND         AUSTRALIAN MUTUAL PROVIDENT SOCIETY ARBN 008 387 371
            ('AMP')

AND NATIONAL AUSTRALIA TRUSTEES LIMITED ACN 007 350 405 in its capacity as trustee of the Platypus Trust ('Australian Trustee')

AND         [FPC ADMINISTRATOR]

RECITALS

A. The STRYPES Trust, AMP, the Australian Trustee [and [ ]] are or are to be parties to the Forward Purchase Contract.

B. Clause 2.2 of the Forward Purchase Contract contemplates that the Escrow Amount is to be held in the Escrow Account pending the occurrence of certain events specified in clauses 2.2(d) and (e) of the Forward Purchase Contract.

C. The STRYPES Trust and AMP have requested the Escrow Agent to act as the escrow agent for the purposes of the Forward Purchase Contract and the Escrow Agent has agreed to do so on the terms and conditions set out in this document.

AGREEMENT

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions


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                                                                Exhibit (k)(4)


      'Authorised Representative' means in respect of [STRYPES
      Trust/Administrator] the following persons: [Details to be provided as to officers who are to sign the Delivery Notice.]

      'Escrow Account' means an interest bearing [call] account in the name of the Escrow Agent held with [insert name of bank] account no. [insert account no.] at [branch details and location].

      'Delivery Notice' means a notice in the form of Schedule A signed by an [Authorised Representative] on behalf of the [STRYPES
      Trust/Administrator?] addressed to the Escrow Agent.

      'Escrow Amount' means US$1,000,000.

      'Forward Purchase Contract' means the document so entitled between the Australian Trustee, AMP and the STRYPES Trustee dated on or about the date of this document.

      'Platypus Trust' means the trust constituted by a document entitled 'Nominee Trust Agreement' between AMP as beneficiary and the Australian Trustee as trustee dated on or about the date of this document.

1.2   Other expressions

      In this document, unless the contrary intention appears:

      (a)   the singular includes the plural and vice versa;

      (b) other grammatical forms of defined words or expressions have corresponding meanings;

      (c) a reference to a party to this document includes that party's successors and permitted assigns;

      (d) a reference to a document or agreement includes that document or agreement as novated, altered or replaced; and

      (e) words implying natural persons include partnerships, bodies corporate, associations and public authorities.

2.    ESCROW AGENT AND IRREVOCABLE DIRECTION

2.1   The STRYPES Trust irrevocably directs the Escrow Agent as follows:


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                                                                Exhibit (k)(4)

      (a) if the Escrow Agent receives the Escrow Amount from the STRYPES Trust, the Escrow Agent must hold the Escrow Amount in the Escrow Account and deal with the Escrow Amount only on the terms and conditions of this document; and

      (b) if the Escrow Agent receives a Delivery Notice signed by an Authorised Representative of the [STRYPES Trust/Administrator] [or by AMP on its behalf?], the Escrow Agent must release the Escrow Amount and all interest earned on the Escrow Amount to the Australian Trustee or at its direction; and

      (c)   upon the occurrence of a Dissolution Event the Escrow Agent:

            (i) will hold the Escrow Amount and all interest earned on the Escrow Amount for the Australian Trustee absolutely; and

            (ii) must upon receipt of a Delivery Notice signed by or on behalf of the [STRYPES Trust/Administrator] release the Escrow Amount and all interest earned on the Escrow Amount to and for the benefit of the Australian Trustee or at its direction.

2.2 The Escrow Agent may only deal with the Escrow Amount in accordance with the terms of this document.

3.    TERMS OF ESCROW ACCOUNT

3.1 The Escrow Agent agrees that interest will accrue on the daily credit balance of the Escrow Account at the rate of [to be discussed]

3.2 In consideration for the Escrow Agent entering into this document. AMP agrees to pay a fee of [A$ ] per annum to the Escrow Agent. The fee is payable when the Escrow Agent releases the Escrow Amount and interest in the manner contemplated by clause 2.1(b) or 2.1(c) (as the case may be) and may be deducted by the Escrow Agent from the Escrow Amount.

3.3 AMP indemnifies the Escrow Agent against any loss, cost, damage or liability (including, but not limited to legal costs on a full indemnity basis) suffered or incurred by the Escrow Agent in the performance of its obligations under this document unless caused as a result of the gross negligence, wilful misconduct or fraud on the part of the Escrow Agent.

4.    TRUSTEE LIMITATION OF LIABILITY

      [to be inserted]


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                                                                Exhibit (k)(4)

5.    MISCELLANEOUS

5.1   The Escrow Agent is not liable to any other party in respect of:

      (a) any falsity or forgery of or in any Delivery Notice which on its face is given in accordance with this document;

      (b) the impossibility or illegality of performance of any of the Escrow Agent's obligations under this document.

5.2 The Escrow Agent has no duties or responsibilities to any of the parties except as are expressly set out in this document.

5.3 Each party may rely, and act on, any notice signed, or purportedly signed, by an Authorised Representative of any party.

5.4   The Escrow Agent may only retire:

      (a) on the giving of at least 60 days' prior written notice to the STRYPES Trust; and

      (b) if, upon retirement, another entity signs an escrow agreement on terms substantially the same as this document.

5.5 Each party gives the following representations in respect of itself to each other party:

      (a) it has the power to enter into this document and to carry out any obligation contemplated by it; and

      (b) all necessary action has been taken by it to make this document valid and binding on it and to enable it to carry out its respective transactions or obligations contemplated by this document.

5.6 No party may assign, dispose or deal with any interest it has under this document.

5.7 This document is governed by the laws in force in the State of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of that State.

5.8 This document may be executed in a number of counterparts and the counterparts taken together constitute one and the same instrument.

      [nb consideration to be given as to mechanics of giving notices]




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                                                                Exhibit (k)(4)

                                   SCHEDULE

                                DELIVERY NOTICE


To:         [insert name of Escrow Agent] of [insert address]

From: [WBK STRYPES TRUST, a business trust organised pursuant to the Business
      Trust Act of the state of Delaware in the United States of America./(Administrator(?))]

Date:       [insert]




                     Escrow Agreement dated [ ] 1997 between
    WBK STRYPES Trust and [insert name of Escrow Agent] ('Escrow Agreement')

                          Escrow Account no. [insert]


This is a Delivery Notice for the purposes of clause 2.1 of the Escrow
Agreement.

Accordingly, you are irrevocably directed to immediately pay the Escrow Amount and all interest earned on the Escrow Amount to the Australian Trustee or at its direction.

Terms used in this notice have the same meaning, unless otherwise defined, as in the Escrow Agreement.




Signed for and on behalf of
[                             ]
by an Authorised Representative





------------------------
Name:
Title:


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                                                                Exhibit (k)(4)

EXECUTED as an agreement.




SIGNED for and on behalf of WBK )
STRYPES TRUST                   )



--------------------------------                ----------------------------
Signature of witness


--------------------------------
Name of witness (print)




SIGNED for and on behalf of     )
AUSTRALIAN MUTUAL PROVIDENT     )
SOCIETY                         )



--------------------------------                ----------------------------
Signature of witness


--------------------------------
Name of witness (print)



SIGNED for and on behalf of     )
NATIONAL AUSTRALIA BANK LIMITED )



--------------------------------                ----------------------------
Signature of witness


--------------------------------                ----------------------------
Name of witness (print)


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                                                                Exhibit (k)(4)
SIGNED for and on behalf of NATIONAL )
AUSTRALIA TRUSTEES LIMITED           )



--------------------------------                ----------------------------
Signature of witness


--------------------------------
Name of witness (print)


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